Exhibit 10.3

CACI INTERNATIONAL INC 2016 AMENDED AND RESTATED INCENTIVE1
COMPENSATION PLAN

RESTRICTED STOCK UNIT (RSU) GRANT AGREEMENT

This Restricted Stock Unit (RSU) Grant Agreement (the “Agreement”) is entered into by and between CACI International Inc, a Delaware corporation (the “Company” or “CACI”) and [Participant Name:First Name Last Name] (the “Grantee”), effective as of [Grant Date:Month DD, YYYY] (the “Grant Date”).

Recitals

WHEREAS, Section 7 of the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Plan”) permits the Committee to make awards of Restricted Stock Units to key employees of the Company or any Subsidiary or Affiliate.

WHEREAS, the Grantee has been determined to be a key employee who is entitled to an Award under the Plan; and

WHEREAS, on [Grant Date:Month DD, YYYY] (the “Grant Date”), the Committee awarded the Grantee [Granted:Shares Granted] Restricted Stock Units in order to provide the Grantee with a direct proprietary interest in the Company and to provide the Grantee with an incentive to remain in the employ of the Company or a Subsidiary or Affiliate.

NOW, THEREFORE, the Company and the Grantee covenant and agree as follows:

1.	DEFINITIONS.

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a)	“Account” means the bookkeeping account maintained for the Grantee pursuant to Section 2.

(b)	“Agreement” means this Restricted Stock Unit (RSU) Grant Agreement and shall include the applicable provisions of the Plan, which are hereby incorporated into and made a part of this Agreement.

(c)	“Cause” means:

(1)gross negligence, willful misconduct or willful malfeasance by the Grantee in connection with the performance of any material duty for the Company or an Affiliate;

(2)the Grantee's commission or participation in any violation of any legal requirement or obligation relating to the Company (unless the Grantee had a reasonable good faith belief that the act, omission or failure to act in question was not a violation of such legal requirement or obligation) and such violation has materially and adversely affected the Company;

(3)the Grantee’s conviction of, or plea of guilty or nolo contendere, to a crime committed during the course of their employment with the Company that the Committee, acting in good faith, reasonably determines is likely to have a material adverse effect on the reputation or business of the Company or a Subsidiary or Affiliate of the Company;

(4)theft, embezzlement or fraud by the Grantee in connection with the performance of their duties for the Company or a Subsidiary or Affiliate of the Company;

(5)a violation of any confidentiality agreement or obligation or non-compete agreement with the Company or a Subsidiary or Affiliate of the Company;

(6)a material violation of (i) the Company's Standards of Conduct, as the same may be amended and in effect from time to time, or (ii) any other published Company policy; or

(7)the diversion or appropriation of any material business opportunity from the Company or any Subsidiary.

If the written employment agreement between the Grantee and the Company provides a different definition of “Cause” (or other term that defines conduct on the part of the Grantee that permits the Company to terminate such written employment agreement without liability to the Grantee), that definition shall control and shall be substituted for the above in applying the Plan to the Grantee.

(d)“Change in Control Date” shall be the date (after the Grant Date) on which a Change in Control event is legally consummated and legally binding upon the parties.

(e)“Good Reason” means, following a Change in Control, the Grantee’s Separation from Service resulting from the Grantee’s resignation following the occurrence of any of the following circumstances without the Grantee’s prior written consent:

(1)A material reduction in the Grantee’s total aggregate compensation and benefit opportunity from that in effect on the day before the Change in Control Date (other than a reduction made by the Board, acting in good faith, based upon the performance of the Grantee, or to align the compensation and benefits of the Grantee with that of comparable executives, based on market data);

(2)A substantial adverse alteration in the nature or status of the Grantee’s position or responsibilities from those in effect on the day before the Change in Control Date; or

(3)A change in the geographic location of the Grantee’s principal job location by more than fifty (50) miles from the place at which such job was based on the day before the Change in Control Date.

Before the Grantee may resign for Good Reason, the Grantee must provide the Company at least thirty (30) days' prior written notice of his intent to resign for Good Reason and specify in reasonable detail the Good Reason upon which such resignation is based. Such notice must be given within ninety (90) days of the initial existence of the "Good Reason". The Company shall have a reasonable opportunity to cure any such Good Reason (that is susceptible of cure) within thirty (30) days after the Company's receipt of such notice. The failure to resign for one Good Reason does not prevent any later Good Reason resignation for a similar or different reason.

If a written employment agreement between the Grantee and the Company provides a different definition of “Good Reason” (or other term that defines conduct on the part of the Company that permits the Grantee to terminate such written employment agreement and receive substantially the same benefits as in the case of a termination by the Company without cause), that definition shall control and shall be substituted for the above with respect to the Grantee.

(f)“Grant Date” means [Grant Date:Month DD, YYYY].

(g)“Involuntary Termination Without Cause” means a Separation from Service due to the Grantee’s termination of employment by the Company without Cause.

(h)“Plan” means the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan, as amended from time to time.

(i)“Retirement” means the date of the Grantee’s Separation from Service, on or after the date on which (i) the Grantee has attained age 55 or older, and (ii) the sum of the Grantee’s age and consecutive years of service with the Company (both in whole years) totals 65 or more, due to retirement following delivery of a Retirement Notice.

(j)“Retirement Notice” means a written notice from the Grantee to the Committee or the Committee Delegate of the Grantee’s intention to have a Separation from Service due to Retirement without any other employment that would be prohibited under Section 5 of this Agreement, which such notice is provided by the Grantee no less than thirty (30) days prior to the Grantee’s proposed date of Retirement.

(k)“Restricted Stock Unit” or “RSU” means the right to receive one share of Stock under the Plan pursuant to the terms and conditions of this Agreement, without transferring to the Grantee any of the attributes of ownership of Stock prior to the issuance of the Stock.

(l)“Separation from Service” means a Separation from Service, as defined in the Plan, of the Grantee from the Company (or a Subsidiary or Affiliate of the Company).

(m)“Vesting Date” means each date on which a portion of the RSUs become vested in accordance with the Vesting Schedule.

(n)“Vesting Schedule” means the schedule set forth below indicating the dates on which RSUs vest.

[Vesting Table:Month DD, YYYY, quantity]

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

2.	AWARD OF RSUs.

(a)Grant of RSUs.  Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Committee hereby grants to the Grantee on the Grant Date [Granted:Shares Granted] RSUs.  The Grantee shall be entitled to receive one share of Stock for each RSU that vests pursuant to the terms and conditions of this Agreement.  The Grantee’s Account shall be the record of RSUs granted to the Grantee hereunder and is solely for accounting purposes and shall not require a segregation of any assets of the Company. The Grantee shall not have the rights of a stockholder with respect to any RSUs credited to the Grantee’s Account until shares of Stock have been distributed to the Grantee pursuant to Section 4, and the Grantee’s name has been entered as a stockholder of record on the books of the Company with respect to such distributed shares of Stock.

(b)Dividend Equivalents.  If on any date prior to issuance of the shares  of Stock subject to the RSUs, the Company shall pay any dividend on the Stock (other than a dividend payable in shares of Stock), the number of RSUs credited to Grantee’s Account shall as of such date be increased by an amount equal to:  (A) the product of the number of RSUs credited to the Grantee’s Account as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company), divided by (B) the Fair Market Value of a share of Stock on the payment date of such dividend.

3.	VESTING.

(a)Regular Vesting Schedule.  Except as set forth in this Section 3, the RSUs granted pursuant to this Agreement shall vest in accordance with the Vesting Schedule.

(b)Retirement; Involuntary Termination Without Cause.  Upon the Grantee’s Retirement or Involuntary Termination without Cause no earlier than one (1) year following the Grant Date, subject to the Grantee’s continued compliance with the Grantee’s obligations under Sections 5(c) and 5(d), the RSUs shall continue to vest pursuant to the Vesting Schedule as if the Grantee had remained actively employed.

(c)Vesting Upon Disability or Death.  The Grantee shall become 100% vested in all outstanding unvested RSUs upon the occurrence of one of the following events: (i) the Grantee’s death or (ii) the Grantee’s Separation from Service due to Disability.

(d)Vesting Upon Change in Control.  The Grantee shall become 100% vested in all unvested RSUs if the Grantee’s employment with the Company (or a Subsidiary or Affiliate of the Company) is Involuntarily Terminated without Cause by the Company (or a Subsidiary or Affiliate of the Company) or by the Grantee for “Good Reason”, and further provided that such termination of employment occurred within six (6) months before or twenty-four (24) months after a Change in Control.

(e)Employment Requirement; Forfeiture.  Except as provided in Section 3(b), (c) or (d), or otherwise determined by the Committee, in order to become vested in (i.e., earn) RSUs under the terms of this Agreement, the Grantee must have been in the continuous employment of the Company (or a Subsidiary or Affiliate of the Company) from the Grant Date through the close of business on the applicable Vesting Date (or such earlier date on which the RSUs become vested under Section 3(b), (c) or (d)). The Grantee shall not be deemed to be employed by the Company (or a Subsidiary or Affiliate of the Company) if the Grantee’s employment has been terminated, even if the Grantee is receiving severance in the form of salary continuation through the regular payroll system. If the Grantee terminates employment with the Company (or a Subsidiary or Affiliate of the Company) for any reason other than Retirement as set forth in Section 3(b), Involuntary Termination Without Cause as set forth in Section 3(b), Disability, or death, the Grantee shall forfeit any RSUs granted under this Agreement that are not vested as of such date and such RSUs shall no longer be eligible to vest.

(f)Adjustment of Award.  Payments under this Agreement are subject to recovery by the Company to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of

2010 and the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder and under any clawback or recoupment policy of the Company.

(g)Forfeiture of Award and Right to Payments. In the event that the employment of the Grantee is terminated for Cause then, in such event, the Grantee shall forfeit all rights to the RSUs and shall repay to the Company all shares of Stock received by the Grantee with respect to such RSUs or the Fair Market Value of such shares of Stock if no longer in Grantee’s possession on or after the date of the act giving rise to the Grantee's termination for Cause

In the event that, following the Grantee's termination of employment the Company discovers that, during the course of his employment with the Company, the Grantee committed an act that would have given rise to a termination for Cause, then, in such event, the Grantee shall forfeit all outstanding rights to the RSUs. Further, the Grantee agrees and undertakes to repay to the Company all shares of Stock received by the Grantee or the Fair Market Value of such shares of Stock if no longer in Grantee’s possession on or after the date of such act or violation.

(h)Bankruptcy; Dissolution. RSUs granted under this Agreement shall be of no further force or effect and forfeited in the event that the Company is placed under the jurisdiction of a bankruptcy court, or is dissolved or liquidated.

4.	ISSUANCE OF SHARES.

(a)Issuance of Shares.  As soon as practicable after the Grantee’s shares have become earned and vested, the Company shall establish an account for the Grantee at UBS Financial Services, Inc., or such other similar organization which provides stock administration services to the Company, and transfer into such account shares of Stock equal in number to the number of RSUs that became earned and vested (less the amount of any shares of Stock that are withheld to satisfy any tax withholding requirement); provided, however, in no event shall shares of Stock be issued later than the last day on which such issuance will qualify as a “short-term deferral” under Treas. Reg. §1.409A-1(a)(4).   Upon issuance, such shares of Stock shall be registered on the Company’s books in the name of the Grantee in full payment and satisfaction of such RSUs.

(b)Transfer Restrictions.  Transfer of the shares of Stock shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c)Securities Regulations.  No Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d)Fractional Shares.  No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, the Grantee would be entitled to a fractional share of Stock, the number of shares to which the Grantee is entitled shall be rounded down to the next lower whole number.

(e)Beneficiary.

(i)The Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Grantee’s death before the Grantee has received all benefits to which the Grantee would have been entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death.

(ii)If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under the law, any benefit payable hereunder shall be made to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of the Grantee’s estate.  If the Committee is in doubt as to the right of any person to receive payment of any benefit hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the Plan, CACI, the Committee, or the Board of Directors of CACI under this Agreement.

5.	GRANTEE COVENANTS.

(a)Acknowledgements.  The Grantee acknowledges and agrees that, by reason of the Grantee’s highly specialized skillset and CACI’s investment of time, training, money, trust, and exposure to CACI confidential information, the Grantee is intimately involved in the planning and direction of CACI’s global business operations.  The Grantee further acknowledges and agrees that the Grantee’s agreement to enter into, and their compliance with, the covenants in this Section 5 are material factors in CACI’s decision to grant the RSUs, which constitute good and valuable consideration for the covenants set forth in this Section 5.  For purposes hereof, “CACI Group” means CACI and its direct and indirect Subsidiaries.

(b)Unfair Competition.  The Grantee acknowledges and agrees that, as a result of their receipt of CACI Group confidential information, their role at the CACI Group, and their relationships with CACI Group customers and/or employees, the Grantee would have an unfair competitive advantage if he or she were to violate this Section 5 and that, in the event that their employment with the CACI Group terminates for any reason, he or she possess marketable skills and abilities that will enable him or her to find suitable employment without violating the covenants set forth in this Section 5.  The Grantee further acknowledges and affirms that he or she is accepting this Agreement voluntarily, that he or she has read this Agreement carefully, that he or she has had a full and reasonable opportunity to consider this Agreement (including actual consultation with legal counsel), and that her or she has not been pressured or in any way coerced, threatened or intimidated into entering into this Agreement.

(c)Noncompetition.  During the Grantee’s period of employment with the CACI Group (the “Employment Period”) and thereafter for a “Restricted Period” of one year following termination of the Grantee’s employment for any reason, the Grantee agrees that he or she will not, directly or indirectly, on his own behalf or as a partner, owner, officer, director, stockholder, member, employee, agent or consultant of any other person, within any state (including the District of Columbia), territory, possession or country where the CACI Group conducts business during the Employment Period or during the Restricted Period: (i) own, manage, operate, control, be employed by, provide services as a consultant to, or participate in the ownership, management, operation, or control of, any person engaged in any activity competitive with the CACI Group; (ii) engage in the business of providing goods or services that are the same as or similar to the goods or services of the CACI Group;  (iii) have any contact with any of the CACI Group’s Customers or potential Customers for the purpose of soliciting or inducing (or attempting to solicit or induce) any of the CACI Group’s Customers to discontinue or reduce its business with the CACI Group, or any potential Customers not to conduct business with the CACI Group, or any Customer or potential Customer to conduct business with or contract with any other person that competes with the CACI Group; or (iv) persuade or attempt to persuade any supplier, agent, broker, or contractor of the CACI Group to discontinue or reduce its business with the CACI Group  (or any prospective supplier, broker, agent, or contractor to refrain from doing business with the CACI Group.  Notwithstanding the foregoing, the Grantee may own or hold, solely as passive investments, securities of persons engaged in any business that would otherwise be included in (i) or (ii), as long as with respect to each such investment, the securities held by the Grantee do not exceed five percent (5%) of the outstanding securities of such person and such securities are publicly traded and registered under Section 12 of the Securities Exchange Act of 1934, as amended.  For purposes hereof, “Customer” means all persons that have either sought or purchased the Company’s goods or services, have contacted the CACI Group for the purpose of seeking or purchasing the CACI Group’s goods or services, or have been contacted by the CACI Group for the purpose of selling its goods and services during the Grantee’s employment and for one year prior thereto, and all persons subject to the control of those persons, and the Customers covered by this Section 5(c) shall include any Customer or potential Customer of the Company at any time during the Employment Period.

(d)Nonsolicitation.  During the Restricted Period, the Grantee agrees that he or she shall not, directly or indirectly, on his own behalf or as a partner, owner, officer, director, stockholder, member, employee, agent or consultant of any other person, within any state (including the District of Columbia), territory, possession or country where the Company conducts business during the Employment Period or during the Restricted Period solicit, hire, or otherwise attempt to establish for any person, any employment, agency, consulting or other business relationship with any person who is an employee or consultant of the CACI Group, provided that the prohibition in this Section 5(d) shall not bar the Grantee from soliciting or hiring any former employee or former consultant who at the time of such solicitation or hire had not been employed or engaged by the CACI Group for a period of at least six (6) months.

(e)Severability. If any covenant, provision, or agreement contained in this Section 5 is found by a court having jurisdiction to be unreasonable in duration, scope or character of restrictions, or otherwise to be unenforceable, such covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant, provision or agreement reasonable or otherwise enforceable (as the case may be), and such covenant, provision or agreement shall be enforced as modified.  If the court having jurisdiction will not review the covenant, provision or agreement, the parties hereto shall mutually agree to a revision having an effect as close as permitted by applicable law to the provision declared unenforceable. The parties hereto agree that if a court having jurisdiction determines, despite the express intent of the parties hereto, that any portion of the covenants, provisions or agreements contained herein are not enforceable, the remaining covenants, provisions and agreements herein shall be valid and enforceable. Moreover, to the extent that any provision is declared unenforceable, the CACI Group shall have any and all rights under applicable statutes or common law to enforce its rights with respect to any and all trade secrets or confidential or proprietary information or unfair competition by the Grantee.

(f)Remedies.  The Grantee acknowledges and agrees that if the Grantee breaches any of the provisions of Section 5(c) or 5(d) hereof, the CACI Group will suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that the CACI Group may have, the CACI Group shall be entitled to seek injunctive relief, specific performance or any other form of equitable relief to remedy a breach or threatened breach of this Section 5 by the Grantee and to enforce the provisions of this Section 5.   In addition, the Grantee shall immediately

forfeit all unvested RSUs and, upon request of the Company, shall promptly return to the Company any shares issued hereunder or, if Grantee no longer holds such shares, the cash Fair Market Value thereof).  The existence of these rights shall not preclude or otherwise limit the applicability or exercise of any other rights and remedies which the CACI Group may have at law or in equity. The Grantee waives any and all defenses he may have on the grounds of lack of subject matter jurisdiction or competence of a court to grant the injunctions or other equitable relief provided above and to the enforceability of this Agreement.

(g)Amendments for Certain Grantees.  Section 5(c) shall not apply to the Grantee if, following the termination of the Grantee’s CACI Group employment, the Grantee continues to reside or work in California or Massachusetts or if the enforcement thereof otherwise is prohibited by the law of the state in which the Grantee resides.

(h)Other Restrictions.  For the avoidance of doubt, this Section 5 does not supersede any protective covenants applicable to the Grantee with respect to the CACI Group, and those covenants shall continue in full force and effect in accordance with their terms.

(i)Exclusive Jurisdiction.  The Grantee agree that the federal or state courts of Delaware have exclusive jurisdiction over any dispute relating to this Section 5 and the Grantee specifically consents to personal jurisdiction in such courts, even if the Grantee does not reside in Delaware at the time of any dispute arising out of or involving this Section 5; provided that, if, following the termination of the Grantee’s employment, the Grantee continues to reside or work in California, the Grantee agrees that (i) California law shall apply to this Section 5, and (ii) the federal or state courts of California have exclusive jurisdiction over any dispute relating to this Section 5 and the Grantee specifically consents to personal jurisdiction in such courts if the Grantee resides in California at the time of any dispute arising out of or involving this Section 5.

(j)Disclosure.  In the event that the Grantee leave the CACI Group for any reason, the Grantee agrees to disclose the existence and terms of this Section 5 to any prospective employer, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such prospective employer, partner, co-venturer, investor or lender.

6.	MISCELLANEOUS.

(a)No Restriction on Company Authority.  The award of these RSUs to the Grantee pursuant to this Agreement shall not affect in any way the right or power of CACI or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Adjustment of RSUs.  If CACI shall effect a subdivision or consolidation of shares of Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefore in money, services or property, the number and class of shares of Stock represented by the RSUs granted pursuant to this Agreement and credited to the Grantee’s Account shall be appropriately adjusted by the Committee in accordance with the terms of the Plan in such a manner as to represent the same total number of RSUs that the owner of an equal number of outstanding shares of Stock would own as a result of the event requiring the adjustment.

(c)No Adjustment Otherwise.  Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock represented by the RSUs granted pursuant to this Agreement.

(d)RSUs Nontransferable.  RSUs are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise.

(e)Obligation Unfunded.  The obligation of the Company with respect to RSUs granted hereunder shall be interpreted solely as an unfunded contractual obligation to make payments of Stock in the manner and under the conditions prescribed under this Agreement.  Any shares or other assets set aside with respect to amounts payable under this Agreement shall be subject to the claims of the Company’s general creditors, and no person other than the Company shall, by virtue of the provisions of the Plan or this Agreement, have any interest in such assets. In no event shall any assets set aside (directly or indirectly) with respect to amounts payable under this Agreement be located or transferred outside the United States. Neither the Grantee nor any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement, and the Grantee or any such other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan or this Agreement.

(f)Withholding Taxes.  The Company shall effect a withholding of shares of Stock to be issued hereunder in such number whose aggregate Fair Market Value at such time equals the total amount of any federal, state or local taxes or any applicable taxes or other withholding of any jurisdiction required or permitted by law to be withheld as a result of the issuance of the Stock in whole or in part; provided, however, that the value of the Stock withheld by the Company may not exceed the statutory maximum withholding amounts.  In lieu of such deduction, the Company may permit the Grantee to make a cash payment to the Company equal to the amount required to be withheld.

(g)Impact on Other Benefits.  The value of the RSUs (either on the Grant Date or at the time, if ever, the RSUs are vested) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

(h)Compliance With Section 409A. Notwithstanding anything herein to the contrary, no amount shall be paid earlier than the earliest date permitted under Section 409A of the Code or an exception thereto.  The terms of this Agreement are intended to comply with the provisions of Section 409A of the Code or an exception thereto and if any provision is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of the interpretation or construction which is consistent with the Agreement complying with the provisions of Section 409A or an exception thereto. CACI makes no representations as to the tax consequences of the award of RSUs to the Grantee or their vesting (including, without limitation, under Section 409A of the Code, if applicable).  The Grantee understands and agrees that the Grantee is solely responsible for any and all income, employment or other taxes imposed on the Grantee with respect to the award.

(i)Right to Continued Employment.  Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company (or a Subsidiary or Affiliate of the Company) and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company (or a Subsidiary or Affiliate of the Company), or as a limitation of the right of the Company (or a Subsidiary or Affiliate of the Company) to discharge the Grantee at any time.

(j)Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without respect to its choice of law principles.

(k)Arbitration.  Except as provided in Section 5(i), any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association for arbitration of employment-related disputes.  Any resulting hearing shall be held in the Washington, DC metropolitan area.  The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction.  This Section 6(k) supersedes any other agreement addressing disputes between the Grantee and the Company (or a Subsidiary or Affiliate of the Company) with respect to the RSUs.

(l)Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(m)Headings.  Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(n)Notices.  All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to the Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(o)Entire Agreement; Modification.  The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(p)Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Grantee acknowledges by signing this Agreement that he or she has reviewed a copy of the Plan.

(q)Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit (RSU) Grant Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set their hand and seal, on the date(s) written below.

CACI INTERNATIONAL INC

By:  /s/ J. William Koegel, Jr.________

           J. William Koegel, Jr., Executive Vice President General Counsel & Secretary

Date: [Grant Date:Month DD, YYYY]

_______________________________

[Participant Name:First Name Last Name]

Date: _________________

 2016 Stock Incentive Plan Document